UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2007

S1 Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

705 Westech Drive, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (404) 923-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 8, 2007, S1 Corporation ("S1") issued a press release announcing its results of operations for the first quarter ended March 31, 2007. That press release is furnished as Exhibit 99.1 to this report. Also on May 8, 2007 at 5:00 p.m. EST, S1 will hold a conference call during which S1 will discuss its first quarter results. A webcast of the call will be available through S1's website, www.s1.com. A replay of the conference call will be available through May 22, 2007 on S1's website.

ITEM 8.01 OTHER EVENTS.

In the press release furnished as Exhibit 99.1 to this report, S1 announced that its Board of Directors had authorized a stock repurchase program under which S1 may repurchase up to $30 million of its common stock from time to time in open market and privately negotiated transactions as market and business conditions warrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated May 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)

/s/ John Stone
Chief Financial Officer

Date: May 8, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 8, 2007.